Exhibit 10.14.4

AMENDMENT NO. 3

                This Amendment No. 3 dated as of January 27, 2005 (“Amendment”) is among Schweitzer-Mauduit International, Inc., a Delaware corporation (“Company”), Schweitzer-Mauduit France S.A.R.L., a French corporation (“SARL”, together with the Company, the “Borrowers”), the banks party hereto (“Banks”) and Société Générale, as agent for the Banks (“Agent”).

INTRODUCTION

                A.            The Borrowers, the Banks and the Agent are party to the Credit Agreement dated as of January 31, 2002, as amended by Amendment No. 1 dated as of January 30, 2003 and Amendment No. 2 dated as of January 29, 2004 (the “Credit Agreement”).

                B.            The Borrowers have requested that the Banks agree to (1) extend the Maturity Date of the Tranche A Commitments under the Credit Agreement from January 27, 2005 to January 26, 2006, (2) increase the aggregate amount of the Tranche A2 Commitments and reduce the aggregate amount of the Tranche A1 Commitments and (3) make certain other amendments to the Credit Agreement.

                THEREFORE, the Borrowers, the Agent and the Banks hereby agree as follows:

Section 1.      Definitions; References.  Unless otherwise defined in this Amendment, terms used in this Amendment that are defined in the Credit Agreement shall have the meanings assigned to such terms in the Credit Agreement.

Section 2.      Amendments.  Upon the satisfaction of the conditions precedent set forth in Section 4 below, Section 1.01 of the Credit Agreement is hereby amended as follows:

(a)           by deleting the date “January 27, 2005” in the definition of “Maturity Date” and replacing it with the date “January 26, 2006”; and

(b)           by amending the definition of “Liquid Investments” by amending in its entirety subsection (e) in as follows:

“(e) with respect to investments of amounts arising from or used in the conduct of such Person’s business in Brazil, Indonesia and the Philippines, bank debt securities issued by the following banks:  Banco ABN AMRO Real S.A., Banco do Brasil S.A., Banco Itau S.A., Banco Safra S.A., HSBC Bank Brasil S.A. Banco Multiplo, Standard Chartered Bank, Pan Indonesia Bank, Bank of the Philippine Islands or Equitable PCI Bank; provided that (i) such bank receives a long-term foreign currency senior debt rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service and such rating is equal to or higher than B- (or the then equivalent) (provided that (A) if the ratings established or deemed to have been established by Standard & Poor’s Ratings Group and Moody’s Investors Service for such bank shall differ, the lower of the two ratings shall apply and (B) if neither Standard & Poor’s Ratings Group nor Moody’s Investors Service shall have in effect a long-term foreign currency senior debt rating for such bank, then Moody’s Investor Services’s long-term foreign currency deposit rating, if any, shall be substituted therefor); (ii) the aggregate of such investments may not exceed $10,000,000 (or the Dollar Equivalent thereof); provided that the aggregate of such investments may not exceed $5,000,000 (or the Dollar Equivalent thereof) in either Indonesia or the Philippines; and (iii) such investments may be terminated without premium or penalty within three Business Days.”

Section 3.       Increase of the Tranche A2 Commitments; Reduction of the Tranche A1 Commitments.  As of the effective date of this Amendment, the aggregate Tranche A2 Commitments shall be increased from

$10,000,000 to $15,000,000 and the Tranche A1 Commitments shall be reduced from €12,000,000 to €8,000,000.  Upon the effectiveness of this Agreement pursuant to Section 5 below, each Lender’s Tranche A1 Commitment and Tranche A2 Commitment shall be the Tranche A1 Commitment and Tranche A2 Commitment set forth on the attached Schedule 1.  With respect to such reduction of the Tranche A1 Commitments, the Agent and the Banks waive any requirement pursuant to Section 2.04 that (a) the Borrowers provide at least fifteen Business Days’ irrevocable written notice to the Agent to terminate in whole or reduce ratably in part the unused portion of the Commitments or (b) any partial reduction of the Commitments shall be in the minimum aggregate amount of €5,000,0000 or an integral multiple of €1,000,0000 in excess thereof.  This waiver is limited to the extent described herein and shall not be construed to be a consent to or a waiver of any other actions required by the Credit Agreement or any other Credit Document.  The reduction of the Tranche A1 Commitments pursuant to this Amendment shall be permanent, with no obligation of the Banks to reinstate such Commitments.  The commitment fees provided for in Section 2.03 of the Credit Agreement shall hereafter be computed on the basis of the Tranche A1 Commitments or Tranche A2 Commitments, as so increased or reduced, as the case may be.

Section 4.       Representations and Warranties.  The Borrowers represent and warrant to the Agent and the Banks as of the date hereof:

(a)           Any representations and warranties set forth in the Credit Agreement and in the other Credit Documents (other than those made as of a specific date) are true and correct in all material respects;

(b)           (i) The execution, delivery and performance of this Amendment are within the corporate power and authority of the Borrowers and have or will have been duly authorized by appropriate proceedings and (ii) this Amendment constitutes a legal, valid, and binding obligation of the Borrowers enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; and

(c)           No Default or Event of Default has occurred and is continuing.

Section 5.       Effectiveness.  This Amendment shall become effective and the Credit Agreement shall be amended as provided in Section 2 of this Amendment when (a) the Agent shall have received this Amendment duly and validly executed by the Borrowers, the Agent and the Banks and (b) the Borrower shall have paid to the Agent for the ratable benefit of the Banks an amendment fee equal to 0.03% of the aggregate Commitments after giving effect to this Amendment.

Section 6.       Reaffirmation of Guaranty.  The Company hereby reaffirms its obligations under Article VIII of the Credit Agreement and agrees to remain liable for the repayment of the Guaranteed Obligations (as defined therein), as such Guaranteed Obligations have been amended hereby.

Section 7.       Choice of Law.  This Amendment shall be governed by and interpreted in accordance with the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

Section 8.       Counterparts.  This Amendment may be signed in any number of counterparts, each of which shall be an original.

EXECUTED as of the date first set forth above.

BORROWERS:

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

By:	/s/ WAYNE H. DEITRICH
Wayne H. Deitrich
Chairman and Chief Executive Officer

SCHWEITZER-MAUDUIT FRANCE S.A.R.L.

By:	/s/ JEAN-PIERRE LE HETET
Jean-Pierre Le Hetet
Gerant (Manager)

AGENT:

SOCIETE GENERALE

By:	/s/ MARC POUGET-ABADIE
Marc Pouget-Abadie
Director

BANKS:

SOCIETE GENERALE

By:	/s/ MARC POUGET-ABADIE
Marc Pouget-Abadie
Director

BANQUE DE CHINE PARIS

By:	/s/ M THEZE PIERRE
M. Theze Pierre
Co-Head of Corporate Banking Department

NATEXIS BANQUE POPULAIRES

By:	/s/ HERVE MASSIAS
Herve Massias
Director Region Bretagne

By:	/s/ HERVE BACHELOT
Herve Bachelot
Charge d’Affaires

BNP - PARIBAS

By:	/s/ JEAN-EUDES BLEHER
Jean-Eudes Bleher
Responsible Role Risque

By:	/s/ NOSEF SAROURAULT
Nosef Sarourault
Responsible Commercial

CAISSE REGIONALE DE CREDIT
AGRICOLE MUTUEL DU FINISTERE

By:	/s/ BERTRAUD ESPINASSOUS
Bertrand Espinassous
Director Agence Grands Entreprises

SUNTRUST BANK

By:	/s/ BRADLEY J STAPLES
Bradley J. Staples
Director

CREDIT LYONNAIS

By:	/s/ ERIC CORBISHER
Eric Corbisher
Director Regional Enterprises

CREDIT COMMERCIAL DE FRANCE

By:	/s/ DE VASSELOT
De Vasselot
Branch Manager